                                                                    Exhibit 12.1

                          LaSalle Re Holdings Limited
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED SHARE DIVIDENDS
      (Expressed in thousands of United States Dollars, except for ratios)



                                                                                            Period from
                                               Three months   Fiscal year    Fiscal year    October 26,
                                                  ended          ended          ended         1993 to
                                               December 31,  September 30,  September 30,  September 30,
                                                   1996          1996           1995           1994
                                               ------------  -------------  -------------  -------------
Earnings available for fixed charges and
 preferred share dividends

     Income from operations before
      minority interest                              28,047        129,451        104,448         29,899
     Interest expense                                    67            222              0              0
     Preferred share dividends                            0              0              0              0
                                                     ------        -------        -------         ------
          Total earnings available for
           fixed charges and preferred
           share dividends                           28,114        129,673        104,448         29,899
                                                     ======        =======        =======         ======


Fixed charges and preferred share dividends
     Interest expense                                    67            222              0              0
                                                     ------        -------        -------         ------
          Total fixed charges                            67            222              0              0
                                                     ======        =======        =======         ======
     Preferred share dividends                            0              0              0              0
                                                     ------        -------        -------         ------
          Combined fixed charges and
           preferred share dividends                     67            222              0              0
                                                     ======        =======        =======         ======
Ratio of earnings to combined fixed charges
 and preferred share dividends                        419.6          584.1             --             --

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           Pro Forma Computation to Give Effect to the Issuance of
                         the Series A Preferred Shares

                                               Three months    Fiscal year
                                                  ended           ended
                                               December 31,   September 30,
                                                   1996           1996
                                               ------------   -------------
Earnings available for fixed charges and
preferred share dividends

     Income from operations before
     minority interest                               27,378         127,801
     Interest expense                                    67             222
                                                     ------         -------
          Total earnings available for
          fixed charges and preferred
          share dividends                            27,445         128,023
                                                     ======         =======


Fixed charges and preferred share dividends

     Interest expense                                    67             222
                                                     ------         -------
          Total fixed charges                            67             222
                                                     ======         =======
     Preferred share dividends                        1,594           6,375
                                                     ------         -------
          Combined fixed charges and
          preferred share dividends                   1,661           6,597
                                                     ======         =======
Ratio of earnings to combined fixed charges
and preferred share dividends                          16.5            19.4